Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K under the Securities Exchange Act of 1934 of Omega United, Inc. of our report dated April 15, 2008, related to the financial statements of SkyPostal, Inc. as of December 31, 2007 and 2006, and for the two years then ended.

/s/ Morrison Brown Argiz & Farra, LLP
Miami, Florida
April 16, 2008